UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2010 (July 30, 2010)
Premier Exhibitions, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 30, 2010, RMS Titanic, Inc. (“RMST”), a wholly owned subsidiary of Premier Exhibitions, Inc. (the “Company”), entered into an Optical Services Agreement (the “Optical Agreement”) with Woods Hole Oceanographic Institution (“WHOI”) related to the Company’s upcoming expedition to the Titanic wreck site. WHOI will provide services to RMST pursuant to this Optical Agreement and RMST will pay WHOI $1,000,000, as more specifically detailed in the Optical Agreement. WHOI, in a partnership with The Waitt Institute of Discovery, will also provide separate services related to the use of two Autonomous Underwater Vehicles on the expedition (the “AUV Services”). The AUV Services are not being provided to the Company pursuant to a written agreement, but the Company has agreed to pay WHOI $766,787.00 for the AUV Services.
This summary does not purport to be complete and is qualified by reference to the full text of the Optical Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is hereby incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Optical Services Agreement between RMS Titanic, Inc. and Woods Hole Oceanographic Institution, dated July 30, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
By:	/s/ Christopher J. Davino
Christopher J. Davino
Chief Executive Officer

Date: August 5, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Optical Services Agreement between RMS Titanic, Inc. and Woods Hole Oceanographic Institution, dated July 30, 2010